Exhibit 99.3

RISK FACTORS

Risks Related to Our Business and Industry

We have identified a number of deficiencies in our internal controls, processes and procedures and may face difficulties in strengthening our internal accounting systems and controls and in our ability to satisfy our financial reporting obligations on a timely basis.

Our accountants and the auditors of GCL, our parent, have informed us of deficiencies in our internal controls, processes and procedures. In connection with their audit of us, Deloitte & Touche LLP issued a letter on reportable conditions concerning deficiencies in our internal controls. In addition, in connection with their retention to perform review procedures on our financial statements for the nine months ended September 30, 2004, Ernst & Young LLP issued a letter to GCUK commenting on deficiencies in our internal controls, processes and procedures. We have reviewed the letters provided by each of Deloitte & Touche and Ernst & Young and have identified and developed strategies to strengthen our internal controls. In addition, in connection with the audit of GCL’s consolidated financial statements as of and for the year ended December 31, 2003, Grant Thornton identified certain internal control deficiencies. These deficiencies included deficiencies specifically related to GCUK.

To address these concerns with accounting and internal controls, we have, in consultation with GCL, adopted a remedial action plan consisting of, among other things, the hiring of a new senior executive to serve as our chief financial officer, increasing the size of our financial reporting and accounting personnel, and, on an interim basis, retaining professionals from outside consulting firms to bolster our accounting group. In connection with the review of GCL’s accounting controls, GCL has also undertaken steps to improve internal controls. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—GCUK Controls and Procedures” in Exhibit 99.2 to this Current Report on Form 8-K. We can offer no assurances that these remedial actions will result in all control issues being remediated by the time Ernst & Young LLP complete their work to attest to effectiveness of our own controls over financial reporting. In addition, there can be no assurance that in connection with their audit of our parent company’s financial statement for the year ending December 31, 2004, Ernst & Young will not identify other significant deficiencies or material weaknesses related to us.

We may face some difficulties or experience delays in developing changes and improvements to our internal accounting systems and controls. We will also need to commit substantial resources, including substantial time from our management teams’ new and existing accounting personnel and from external consultants to implement and integrate into our organization improved systems controls and additional procedures generally and to improve systems to report our financial statements on a timely basis. The failure or delay in implementing all required changes and improvements to our internal controls and any failure to maintain such control could adversely affect our ability to timely fulfill our obligations on financial reporting as a stand-alone company. Any misstatements or adjustments due to errors or the failure to satisfy our reporting obligations on a timely basis could have an adverse effect on our business and results of operations.

Our parent’s chapter 11 bankruptcy, the failure of our parent to execute its business plan, its restatement of certain previously reported financial statements and resulting litigation may harm our business and our brand name.

Adverse publicity or news coverage regarding our parent’s financial condition could have an adverse effect on certain business segments. We may find it difficult to convince customers to purchase our services and any negative publicity or news coverage may be used by our competition to convince customers to discontinue using our service. Although the chapter 11 proceedings regarding our parent are completed, it is possible that this negative publicity will have a long-term effect on us and our brand name. In addition, the failure of our parent to execute its business plan could harm our business and results of operations. For example, the recent reorganization has had an adverse impact on our credit standing with our suppliers and other trade creditors. This increases our cost of doing business and hinders our negotiating power with our suppliers and other trade creditors. Similarly, negative press about the financial condition of our parent company or even about competitors in our industry in general may affect our reputation.

In the course of preparing its financial statements for the first quarter of 2004 in early April 2004 and after the filing of its 2003 annual report with the SEC, management of our parent company became concerned about the adequacy of its accrued cost of access liabilities. Our parent company immediately undertook extensive procedures to quantify and understand the reasons for the apparent accrual shortfall and promptly reported the situation to its audit committee. On April 29, 2004, our parent company filed a report with the SEC indicating that Grant Thornton LLP, the auditors of its financial statements for the periods from January 1, 2001 through December 31, 2003, had withdrawn its reports on our parent company’s financial statements, and that its reports could no longer be relied upon. On October 8, 2004, our parent company restated its previously issued financial statements for the year ended December 31, 2003 and for the related interim periods, and Grant Thornton reissued its audit reports. The restatements resulted in certain increases in the cost of access liabilities and in our parent company’s cost of access expense.

Our parent company retained a major US accounting firm to conduct an independent investigation of the facts and circumstances surrounding the underestimate of the cost of access liabilities and expenses and the causes that may have given rise to it, including, if relevant, associated internal control issues and issues of management integrity. Based upon the investigative procedures it performed, the accounting firm observed that the issues surrounding the cost of access accounting in North America did not appear to exist in its operations in Europe, including in our company.

Following our parent company’s announcement that it expected to restate certain of its financial statements, plaintiffs brought eight separate class action lawsuits all purportedly on behalf of our parent company’s shareholders against our parent company and certain of its officers and directors. The multi-district litigation panel granted the parties’ request to transfer and consolidate the cases in the United States District Court for the Southern District of New York in an order dated October 22, 2004. We cannot predict the effect, if any, that the restatement will have on our parent company or on us. We cannot predict the effect, if any, of the class action lawsuits because they are all at very early stages. Any adverse determination in the class actions could have a material and adverse effect on our business, operations and financial condition.

A change in financial reporting in accordance with international financial reporting standards (IFRS) could have an adverse effect on us.

We maintain our internal financial reporting systems to report in UK GAAP for purposes of our own accounts and in US GAAP for reporting to GCL, our parent, to enable it to prepare its consolidated financial statements. The European Union has passed a regulation that requires listed European companies to comply with IFRS in their group financial statements for financial years starting on or after January 1, 2005. Therefore, we expect that we will have to comply with and provide financial information under IFRS for our financial year ending December 31, 2005 (and comparable IFRS information for the financial year ending December 31, 2004). It is not possible to quantify the impact that the switch from our current financial reporting system to IFRS will have on us, although its implementation could adversely affect our reported results. We intend to initiate a project to manage the transition from UK GAAP to IFRS and have begun the process of interpreting the accounting standards that will apply from 2005 onwards. We will need the assistance of an outside consultant to devise a plan to address the transition to IFRS and intend to hire such a consultant in the first quarter of 2005. Because this project is still being planned, we are not, as yet, in a position to quantify the effect of the differences between IFRS and UK GAAP on our results or financial position.

We depend in large part on the efforts of our key personnel. Maintaining key personnel is vital for our business, and there is no guarantee we can keep such personnel. Our financial reorganization resulted in a loss of historical knowledge.

Our future success largely depends on the continued employment of certain of our key personnel, any of whom could terminate their employment at any time. In addition to our senior management, we rely upon key personnel of GCL, our parent company. In addition, many of our key personnel spend time working for our parent or its affiliates and the amount of time they spend doing so is often out of our control. Our business and operations depend upon qualified personnel successfully implementing our business plan. We can offer no assurance that we will not lose our own key personnel or key personnel employed by our parent or that they will not need to spend additional time working for our parent or its affiliates and this could have a material and adverse effect on our business and operations.

Moreover, due to the recent financial reorganization of our business, we have reduced our headcount from a peak in late 2000 of approximately 1,700 full-time employees and contractors to 589 full-time employees and contractors at September 30, 2004. This reduction has led to a loss of some historical knowledge within our company and any further reductions in headcount could lead to further losses.

Certain of our governmental commercial customers have initiated a review of our financial condition.

The Foreign & Commonwealth Office, or the FCO, our largest direct government commercial customer, and OGCbuying.solutions, the counterparty under our largest government framework agreement, have initiated a review of our financial condition with a view toward, among other things, evaluating the impact of the GCUK debt financing on the finances of and stakeholders in GCUK and reviewing our general financial position and considering our parent company’s financial position. This review is intended to provide the FCO and OGCbuying.solutions with information that they and potentially other government entities can use to assess our ability to continue providing services under their respective customer contracts. The FCO and OGCbuying.solutions retained an internationally recognized accounting firm to assist in this review and we are cooperating with these parties in order to provide them with information useful in completing their review process. We have in the past provided and intend to continue to provide to these customers financial information about us and about our parent company. While we believe that this review has been completed satisfactorily, these customers have informed us that they intend to continue to review the periodic financial information we provide to them. We have cooperated with OGCbuying.solutions in completing similar reviews in the past, including one that they initiated after we underwent a change of control as a result of GCL’s emergence from chapter 11 proceedings when STT obtained its majority stakeholding in GCL. We view these reviews and investigations as part of our ongoing cooperative relationship with some of our most important government commercial customers.

We believe that these and other governmental commercial customers view our parent company and its relationship with us as important factors affecting our financial condition and therefore our on-going ability to provide services under our contracts with them. Moreover, these customers view STT’s investment in and relationship with our parent company group as a relevant consideration when making these assessments. As we have historically done, we will continue to engage in open dialogue with these important customers about our relationship with our parent company and STT’s relationship with and involvement in our parent company group as a whole. However, should the FCO or OGCbuying.solutions or other customers become concerned about our financial stability and therefore our ability to honor our contractual commitments, there may be a material and adverse effect on our business.

While the customers may not necessarily be able to terminate our contracts with them, they could simply choose not to use services and move to another telecommunications provider. Although we believe that there are costs associated with established long-term customers’ moving services from us to another provider, OGCbuying.solutions and FCO had established contingency plans to transfer telecommunications services from us to another provider or take management of the service in house at the time that our parent company was in bankruptcy. They could rely upon such contingency plans to assist them in the orderly transition of services. The reduction in, or cessation of, the use of our services or any of our major customers would have a material effect on our business.

We face significant competition in the marketplace.

In the commercial voice and data market, we compete chiefly with BT, MCI, Cable and Wireless and Energis. In the carrier voice and data services market, we compete primarily with BT, Cable and

Wireless and MCI which, on a combined basis, have a majority of the market share for these services. Concerning the government and rail sectors in particular, our principal competitors are Energis and BT. Other competitors include COLT, NTL, Fibrenet and Kingston. Depending on the type of customer, we will compete on the basis of price, level of service and quality of technology. We have recently seen particular competition from BT Retail with aggressive pricing, especially in the rail sector. Our network reach, which includes not only the ability to connect with customers but also the ability to decrease the distance between commercial entities and their point of interconnection with our network, is also a significant factor that determines our ability to compete for customers in the commercial sector. Many of these competitors are better capitalized than we are, in some instances as a result of recent reorganizations. This competition could lead to a reduction in our margins as well as other material adverse effects on our business, operations and financial condition.

Surplus industry capacity and other factors could lead to lower prices for our products and services.

In certain geographic areas, capacity significantly exceeds demand for services in the marketplace. In these areas, any additional capacity of fiber optic networks, which could arise through new construction or technological advances that permit increased capacity over existing fiber optic infrastructure, may decrease prices for our services and may encourage our competitors to offer lower rates. Prices may also decline due to operating efficiencies or capacity increases resulting from industry consolidation. If consolidation occurs, we may not be able to compete effectively. Increased industry capacity and consolidation has already led to a decline in rates charged for various telecommunications services.

Continuing weakness in the telecommunications industry could harm us.

The downturn in general economic conditions, particularly in the telecommunications services industry, has forced several of our competitors to take extraordinary actions to reconfigure their capital structures, and some have filed for protection from creditors under applicable bankruptcy laws. In large part, this has precipitated a weakness in demand for commercial telecommunications services and in carrier demand for wholesale services. Pricing pressure, particularly in the wholesale services market, was also a major factor leading to weakness in the market in which we compete. Therefore, if general economic conditions in the United Kingdom worsen, or if the telecommunications services industry experiences continuing weakness in demand for its services or continuing pricing pressure, our business, operations and financial condition could be materially and adversely affected.

Our turnover is concentrated in a limited number of customers.

A significant portion of our turnover comes from a limited number of customers. For example, 51.7% of our turnover for the year ended December 31, 2003 and 57.9% of our turnover for the nine months ended September 30, 2004 came from our ten top customers. The public sector generated 42.1% of our turnover for the year ended December 31, 2003 and 47.1% of our turnover for the nine months ended September 30, 2004. The UK Foreign & Commonwealth Office generated 10.4% of our turnover for the year ended December 31, 2003 and 10.7% of our turnover for the nine months ended September 30, 2004.

If we lose one or more of our major customers, or if one or more of our major customers significantly decreases use of our services, our business would be materially and adversely affected. Our future operating results will depend on the success of these customers and our other large customers, and our success in selling services to them. If we were to lose a significant portion of the turnover from any of our top customers, we would not be able to replace that turnover in the short term.

Historically, our attrition rate on commercial turnover from existing customers has approximated one to two percent on an annual basis. We expect our attrition rate to be slightly higher in 2005. For example, two of our commercial customers, the Department of Work and Pensions of the UK government and Fujitsu (as prime contractor under a contract through which we provide services for Her Majesty’s Customs and Excise, or HMCE), have notified us that they will be discontinuing the purchase of certain of our data services. Because of this, our turnover streams on those contracts will decrease beginning in early 2005. We expect a reduction of approximately £5.0 million in turnover in the 12 months through September 30, 2005 and a further £6.8 million reduction of our turnover in the

12 months through September 30, 2006, in each case compared to our turnover from these contracts in the 12 months to September 30, 2004.

A substantial portion of our network is subject to a finance lease with Network Rail.

Based on route kilometers, approximately 23.8% of our lit fiber in our network (based on fiber kilometers) is subject to a lease from Network Rail, which owns the United Kingdom’s railway infrastructure. This lease covers portions of our fiber optic network, together with certain ancillary equipment. In addition, the lease currently covers certain copper cable and private area branch exchange, or PABX, equipment which we use to deliver managed voice services to the TOCs. We refer to these provisions of the lease as the copper provisions. The copper provisions expire in March 2005 but we entered into a capacity purchase agreement in November of this year that provides us with the right to use capacity over these copper assets until March 2010. Our leasehold interests over certain of the fiber assets begin to expire in 2008 and will continue to expire until final expiration in 2015. As our leasehold interest over the fiber optic assets and ancillary equipment expires and when the capacity purchase agreement relating to the copper cable and PABX equipment terminates, we would need to renew our agreements or find alternative solutions in order to continue providing services that require these assets or capacity. We cannot assure you that the lease provisions or the capacity purchase agreement could be renewed on a timely basis or with satisfactory terms, or that we could find alternative solutions. Failure to do so could have a material and adverse effect on our business, operations and financial condition.

Insolvency could lead to termination of certain of our contracts.

The lease to us by Network Rail of fiber optic cable and ancillary equipment and the copper cable and PABXs is one of the cornerstone contractual documents in our relationship with Network Rail. The deed of grant is a related agreement that gives us wayleave rights until at least 2046 that permit us to maintain existing leased and owned fiber and network equipment and to lay new fiber and install new equipment, subject to specified payments to Network Rail. If we become insolvent, Network Rail becomes entitled, but not obligated, with certain exceptions, to terminate the lease, the related deed of grant and the capacity purchase agreement that will replace the copper provisions as described above. Certain of our other commercial contracts, including many of our government contracts, contain clauses entitling the counterparty to terminate should we become insolvent. Some of these contracts contain similar termination provisions that would apply if a direct or indirect parent company of us, including GCL, becomes insolvent. The loss of rights under the lease with Network Rail, the deed of grant, the capacity purchase agreement or any of the commercial contracts containing similar termination provisions could have a material and adverse effect on our business, operations and financial condition.

Many of our most important government customers have the right to terminate their contracts with us if a change of control occurs.

Many of our government contracts contain broad change of control provisions that permit the customer to terminate the contract in the event that we undergo a change of control. A termination in many instances gives rise to other rights of the government customer, including in some instances, the right to purchase certain of our assets used in servicing those contracts. Certain change of control provisions may be triggered when any lender (other than a bank lender in the normal course of business) would have the right to control us upon any event, including upon bankruptcy. If STT’s ownership interest in GCL falls below certain levels, including in connection with a sale or transfer of the mandatory convertible notes to be issued to an affiliate of STT, it could be deemed to be a direct or indirect change of control of GCUK. If we undergo a change of control under any of these government contracts and the customer decides to exercise its termination or other rights resulting from that change of control, we could experience a material and adverse effect on our business, operations and financial condition.

Our commercial customer contracts do not provide for minimum levels of turnover or services purchased.

With few exceptions, our commercial contracts do not provide for minimum prices or service usage thresholds. Moreover, many of them contain benchmarking or similar provisions permitting or requiring the periodic renegotiation or adjustment of prices for our services based upon, among other things, changes in market prices within the industry. Accordingly, we cannot assure you that, even with respect to commercial customer contracts of significant duration, we will be able to maintain per unit pricing or overall turnover streams at current levels. If unit pricing declines, and we are unable to sell additional services to such customers, or commensurately reduce costs, there could be a material and adverse effect on our business, operations and financial condition.

We may lose customers or be forced to provide them with credits if they experience failures that significantly disrupt the availability and quality of the services we provide.

Our operations depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for our customers. Any interruptions in service or performance problems could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. Because many of our services are critical to many of our customers’ businesses, any significant interruption in service could result in lost profits or other losses to customers. Although we attempt to disclaim liability in our customer agreements, a court might not enforce a limitation on liability, which could expose us to financial loss. In addition, we often provide our customers with guaranteed service level commitments. If we are unable to meet these guaranteed service level commitments as a result of service interruptions, we may be obligated to provide credits to our customers, which could negatively affect our operating results. Equipment failure on our network could interrupt customer service until necessary repairs are effected or replacement equipment is installed. Failures, faults or errors could also result from natural disasters, terrorist acts, power losses or security breaches. These failures, faults or errors could cause delays, service interruptions, expose us to customer liability or require expensive modifications that could materially and adversely affect our business, operations and financial condition.

There is an annual “value review” of the prices we charge for services to the FCO, which may potentially give rise to price reductions and, failing agreement, a termination of the contract in 2007.

We conduct a “value review” with the FCO on an annual basis each February. The purpose of these reviews is to agree to an overall discount amount for the FCO, for services provided by us, for the next financial year, and to agree an indicative overall discount amount for the subsequent financial year. In relation to the February 2005 review only, the FCO has a single right to terminate the contract if the review is not completed, with an agreement with respect to the discount amounts, by June 2005. In this case the FCO has the option to terminate the contract in May 2007, without payment of compensation to us, on a minimum of 12 months’ notice. There has been no disagreement to date relating to the discount amounts and tentative agreed figures are in place up to and including 2008.

Rapid technological changes can lead to further competition in our industry.

The communications industry is subject to rapid and significant changes in technology. The introduction of new products or technologies, as well as the further development of existing products and technologies by our competitors, may reduce the cost or increase the supply of some services that are similar to the products we provide. Our most significant competitors in the future may be new entrants to the communications and information services industry. These new entrants may not be burdened by an installed base of existing equipment which may require updating or replacing. Our future success depends, in part, on our ability to anticipate and adapt to technological changes in a timely manner. Technological changes, the resulting competition from existing competitors or new entrants and the capital expenditure required to adapt to these changes could have a material and adverse effect on our business, operations and financial condition.

Our prospects will depend in part on our ability to control our costs while maintaining and improving our service levels.

As a result of financial constraints imposed on our business during our restructuring, we reduced expenditures in a variety of areas, and this included a substantial reduction in capital expenditures, a reduction in the number of employees and the outsourcing of some functions. Some of these expenditures, particularly capital expenditures and employee costs, may increase in future periods to accommodate growth in our business and changes in technology. Our prospects will depend in part on our ability to continue to control costs and operate efficiently, while maintaining and improving our existing service levels. The most substantial cost we must control is our cost of access, which is the cost we must pay to other telecommunications providers (principally BT) to initiate or terminate traffic on their networks. Although we are able to attempt to influence these costs through, for example, influencing regulatory measures, these costs are not fully within our control. Regardless of the state of the economy or the position we are in regarding our restructuring, everyday business costs and the cost of access will continually be a concern for our business. If we cannot continue to control our costs, there could be a material and adverse effect on our business, operations and financial condition.

The UK Office of Fair Trading is investigating concerns as to certain collusive behavior and the outcome of that investigation remains uncertain.

In 2002, the UK Office of Fair Trading, or the OFT, commenced an investigation regarding an allegation that various subsea cable operator entities, including us, had engaged in an illegal agreement collectively to boycott a location in the United Kingdom as a means for the landing of subsea telecommunications cables. We responded to that investigation in 2002, denying any wrongdoing. In August 2003, the OFT extended its investigation regarding allegations of price fixing and information sharing on the level of fees that the subsea entities would pay landowners for permission to land submarine telecommunication cables on their land. We responded to this part of the investigation in October 2003. In July 2004, we received a request for the production of certain information and documentation, to which we responded in August 2004. In December 2004, we received notice that the OFT was in the process of preparing a draft statement of objections although it has not yet made a decision as to whether to issue it or the parties that could be named in it. We have cooperated fully with the investigation and have supplied additional factual materials, including a number of formal witness statements. If the OFT determines that we engaged in anti-competitive behavior, the OFT may impose a fine up to a maximum of 10% of our turnover in this field of activity in the United Kingdom for up to three years preceding the year in which the infringement ended.

We are subject to significant regulation that could change in an adverse manner.

Telecommunications services are subject to significant regulation at many levels of government. These regulations affect us and our existing and potential competitors. Delays in receiving required regulatory approvals or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on our business and operations. Future legislative, judicial and regulatory agency actions could also have a material adverse effect on our business, operations and financial results or may benefit our competition relative to us.

The Office of Communications, or OFCOM, the UK regulatory authority, is encouraging new operators to build their own infrastructures to compete with BT. This could have positive and negative effects on our business. Regulation provided for the expansion of competition in the marketplace and the subsequent lowering of tariffs charged across the industry. However, there is no way to know what regulatory actions OFCOM and other governmental and regulatory agencies may take in the future, some of which could materially and adversely affect our business, operations and financial condition.

We rely on a limited number of third parties for the timely supply of equipment and services and, if we experience problems with delivery from them, our business and operations could suffer.

We depend on a limited number of suppliers and vendors for equipment and services relating to our network infrastructure. If these suppliers or vendors:

•	experience financial or technical problems;

•	favor our competitors;

•	experience interruptions or other problems in their own businesses; or

•	cannot or do not deliver these network components or services on a timely basis,

then we could fail to obtain sufficient quantities of the products and services we require to operate our business successfully, and our business and operating results could suffer significantly. In certain instances, we may rely on a single supplier that has proprietary technology that has become core to our infrastructure and business. As a result, we have come to rely upon a limited number of network equipment manufacturers and other suppliers, including BT, Marconi and Siemens. If we needed to seek alternative suppliers, we may be unable to obtain satisfactory replacement suppliers on economically attractive terms, on a timely basis or at all.

Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services and manage access costs.

Our business depends on our ability to continue to develop effective business support systems. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. We need business support systems for:

•	implementing customer orders for services;

•	provisioning, installing and delivering these services;

•	timely billing for these services; and

•	ensuring that we manage access costs efficiently.

We need these business support systems to expand and adapt to our continued growth. We have generally been quite successful in moving customers to new services, but not universally so, and we therefore face a continuing challenge as systems become outdated, difficult and expensive to maintain, and limited in the support available to them. We are now migrating our customers to a new billing platform and launching a new service, delivery and trouble ticketing program which includes systems to enhance our ability to monitor the network. If these migrations fail or if we do not continue to develop effective business support systems, our ability to implement our business plan could be materially and adversely affected.

Our business may be disrupted due to the sharing of corporate and operational services with our parent and these and other arrangements with our parent may not be sustained on the same terms.

We are a wholly owned, indirect subsidiary of our parent and have received, and will receive in the future, corporate and operational services from our parent and its affiliates. In connection with the GCUK debt financing, we will enter into a series of agreements formalizing the agreements under which we receive these services. We rely, and will continue to rely, on our parent and its affiliates to maintain the integrity of these services. Under certain circumstances, the pricing formulas may change for these services and, in other instances, our parent may cease to provide these services, including by terminating the agreements on one year’s prior notice. In the event our parent discontinues providing these services, there can be no assurance that we could obtain them on the same terms. Moreover, deterioration in the financial situation of our parent may adversely affect our ability to operate due to our reliance on our parent and its affiliates in a number of these areas. This could have a material and adverse affect on our business and operations.

Because we rely on our commercial service line for the majority of our turnover, our failure to successfully develop and market new or existing commercial services could weaken our competitive position.

We currently derive the majority of our turnover from sales of our commercial services, which include a wide range of managed network services, IP-based services and other data and voice products for UK customers. We expect that turnover from this product line will continue to account for a substantial part of our total turnover for the foreseeable future. Any factor adversely affecting sales or pricing levels of these services could have a material adverse effect on our business, operations and financial condition. In addition, we cannot assure you that market acceptance of these services will increase or even remain at current levels. Factors that may affect the market acceptance of these services include the availability and price of competing services and technologies and the success of our sales effort.

Our future performance will also depend in part on the successful development, introduction and market acceptance of new and enhanced commercial services. We cannot assure you that we will be able to successfully develop, introduce or market any new commercial services, and failure to do so would have a material adverse effect on our business, operations and financial condition. Furthermore, organizations that have already invested substantial resources in competing telecommunications products may be reluctant or slow to change to our services. Thus, there are challenges inherent in increasing our existing customer base.

If any transfers of assets to us by our parent or its other subsidiaries are deemed to be fraudulent conveyances, we may be required to return such assets to our parent or its other subsidiaries.

If any transfers of assets to us by our parent or its other subsidiaries are found to be fraudulent conveyances, we may be required to return such assets to our parent or its other subsidiaries or may be held liable to our parent or its other subsidiaries or their creditors for damages alleged to have resulted from the conveyances. A court could hold a transfer to be a fraudulent conveyance if our parent or its other subsidiaries received less than reasonably equivalent value and our parent or its other subsidiaries were insolvent at the time of the transfer, were rendered insolvent by the transfer or were left with unreasonably small capital to engage in its business. A transfer may also be held to be a fraudulent conveyance if it was made to hinder, delay or defraud creditors. US courts have held that liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. This could make it very difficult to know whether a transferor is solvent at the time of transfer and would increase the risk that a transfer may be found to be a fraudulent conveyance in the future.

A major rail accident or any significant acts of vandalism could affect our business.

A major rail accident or any significant acts of vandalism could affect our ability to operate our business. Because the majority of our fiber optic network runs along the United Kingdom’s rail network, any major rail accidents could potentially have an adverse effect on our network due to damage to the fiber optic cables. Similarly, because our network consists of approximately 9,100 route kilometers of fiber optic cable, there is a significant amount of geographical exposure to acts of vandalism to those cables. Our current insurance coverage does not cover acts of terrorism. Although our system has built-in redundancies, we are unable to predict the type of service disruptions that could occur if there were significant damage to the fiber optic cable. Therefore, either a major rail accident or a significant act of vandalism could materially adversely affect our business, operations and financial condition.

Terrorist attacks or other acts of violence or war may adversely affect the financial markets and our business.

As a result of the terrorist attacks on September 11, 2001 in the United States, and subsequent events, including the Iraq conflict, there has been considerable uncertainty in world financial markets. The full effect on the financial markets of these events, as well as concerns about future terrorist attacks, is still unknown. They could, however, adversely affect our ability to obtain financing on terms acceptable to us, or at all. These attacks or other armed conflicts may directly affect our physical facilities or those of our customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the United Kingdom and United States, and in the world financial markets and economy. Any of these occurrences could materially adversely affect our business, operations and financial condition.

Increased scrutiny of financial disclosure, particularly in the industry in which we operate, could adversely affect investor confidence, and any restatement of earnings could increase litigation risks and limit our ability to access the capital markets.

Regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. Although all businesses face uncertainty with respect to how this process may impact the UK and US financial disclosure regime, regulators have recently focused on the telecommunications industry and companies’ interpretations of GAAP. If we were required to restate our financial statements as a result of a determination that we had incorrectly applied UK or US GAAP, or IFRS, that restatement could adversely affect our ability to access the capital markets. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. We cannot assure you that any such litigation against us would not materially and adversely affect our business, operations and financial condition.